Exhibit 3.20

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

Wix Filtration Corp LLC,

a Delaware limited liability company

dated as of July 10, 2007

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

Wix Filtration Corp LLC

This LIMITED LIABILITY COMPANY AGREEMENT (as amended, restated or otherwise modified, this “Agreement”) of Wix Filtration Corp LLC (the “Company”) is being executed by Affinia Group Inc., a Delaware corporation (the “Member”), as of this 10th day of July, 2007, pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.) (as amended from time to time, the “Act”), on the following terms and conditions:

WHEREAS, Wix Filtration Corp. (the “Corporation”), was incorporated as a Delaware corporation on August 11, 2004;

WHEREAS, by unanimous written consent, the board of directors of the Corporation adopted resolutions adopting and approving the conversion of the Corporation to a Delaware limited liability company and approving the adoption of the initial Limited Liability Company Agreement of the Company (the “Initial Agreement”), and recommending the adoption of such conversion and the Initial Agreement to the sole stockholder of the Corporation, pursuant to Sections 141(f) and 266 of the General Corporation Law of the State of Delaware (the “GCL”);

WHEREAS, by written consent, the sole stockholder of the Corporation adopted and approved the conversion of the Corporation to a limited liability company and the adoption of the Initial Agreement pursuant to Sections 228 and 266 of the GCL;

WHEREAS, on July 2, 2007, the Corporation was converted to a limited liability company pursuant to Section 18-214 of the Act and Section 266 of the GCL (the “Conversion”), by causing the filing with the Secretary of State of the State of Delaware (the “Secretary of State”) of a Certificate of Conversion to Limited Liability Company (the “Certificate of Conversion”) and a Certificate of Formation (the “Certificate”);

WHEREAS, pursuant to the Initial Agreement and the Conversion, effective as of the time of the Conversion, (i) the Certificate of Incorporation of the Corporation, dated as of August 11, 2004, as amended, and the By-Laws of the Corporation were replaced and superseded in their entirety by the Certificate and the Initial Agreement in respect of all periods beginning on or after the Conversion, (ii) the sole stockholder of the Corporation was automatically admitted as a member of the Company, (iii) all of the stock in the Corporation issued and outstanding immediately prior to the Conversion was converted to a 100% limited liability company interest in the Company with the Member holding such 100% limited liability company interest in the Company, (iv) the Member continued the business of the Corporation without dissolution in the form of a Delaware limited liability company governed by the Initial Agreement, and (v) in accordance with Section 18-214(g) of the Act, for all purposes of the laws of the State of Delaware, the Company was deemed to be the same entity as the Corporation.

NOW, THEREFORE, the Member, by execution of this Agreement, hereby amends and restates the Initial Agreement in its entirety and hereby agrees as follows:

ARTICLE I

THE COMPANY

Section 1.1 Organization. John D. Carr, is hereby designated as an “authorized person” within the meaning of the Act, and executed, delivered and filed the Certificate with the Secretary of State. John D. Carr, Vice President, is hereby designated as an authorized person” within the meaning of the Act, and executed, delivered and flied the Certificate of Conversion with the Secretary of State. Each such execution, delivery and filing is hereby ratified and confirmed in all respects. Upon the filing of the Certificate and the Certificate of Conversion with the Secretary of State of the State, John D. Carr’ s powers as an “authorized person” ceased, and the Member thereupon became a designated “authorized person” to execute, deliver and file any amendments and/or restatements of the Certificate and any other certificates (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State, and shall continue as the designated “authorized person” within the meaning of the Act.

The Member hereby continues as a member of the Company.

Section 1.2 Company Name. The name of the limited liability company formed hereby shall be “Wix Filtration Corp LLC” and all business of the Company shall be conducted in such name or such other name as the Member shall determine. The Company shall hold all of its property in the name of the Company and not in the name of the Member.

Section 1.3 Purpose. The purpose and business of the Company shall be to engage in any lawful act or activity for which a limited liability company may be organized under the Act and to do any and all acts and things which may be necessary or incidental to the foregoing, the promotion or conduct of the business of the Company or the maintenance and improvement of its property.

Section 1.4 Powers. The Company shall possess and may exercise all the powers and privileges granted by the Act, all other applicable law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion and attainment of the business, purposes or activities of the Company.

Section 1.5 Principal Place of Business. The principal place of business of the Company shall be I Wix Way, Gastonia, North Carolina 28053 or at such other location as may be designated by the Member from time to time.

Section 1.6 Term. The term of the Company shall be perpetual unless and until the Company is dissolved by the Member or as set forth herein. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate in the manner required by the Act.

Section 1.7 Filings; Agent for Service of Process.

(a) The Certificate has been filed in the office of the Secretary of State of the State of Delaware in accordance with the provisions of the Act. The Member shall take any and all actions reasonably necessary to perfect and maintain the status of the Company under the laws of the State of Delaware. The Member shall execute and file amendments to the Certificate whenever required by the Act.

(b) The Member shall execute and file such forms or certificates and may take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company under the laws of any other states or jurisdictions in which the Company engages in business.

(c) The initial registered agent for service of process on the Company in the State of Delaware, and the address of such registered agent, shall be the agent for service of process set forth in the Certificate. The Member may change the registered agent and appoint successor registered agents.

(d) Upon the dissolution and completion of winding up of the Company, the Member (or, in the event the Member no longer exists, the person responsible for the winding up of the Company pursuant to the Act) shall promptly execute and file a certificate of cancellation of the Certificate in accordance with the Act and such other documents as may be required by the laws of any other states or jurisdictions in which the Company has registered to transact business or otherwise filed articles.

Section 1.8 Reservation of Other Business Opportunities. Except and solely to the extent that any business opportunities of the Member are actually exploited by the Company, no business opportunities of the Member shall be deemed the property of the Company. The Member may engage in or possess an interest in any other business venture, independently or with others, of any nature or description, even if such venture or opportunity is in direct competition with the business of the Company; and the Company shall have no rights by virtue hereof in or to such other business ventures, or to the income or profits derived therefrom.

Section 1.9 Membership Certificates. The Company hereby irrevocably elects that all limited liability company interests in the Company shall be “securities” within the meaning of, and governed by Article 8 of the Uniform Commercial Code of the State of New York. All limited liability company interests in the Company shall be certificated in the form attached hereto as Exhibit B or in such other form as the Member may select. Each certificate evidencing limited liability company interests in the Company shall bear the following legend:

“All limited liability company interests in the Company shall be “securities” within the meaning of, and governed by Article 8 of the Uniform Commercial Code of the State of New York.”

No changes to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.

The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.

ARTICLE II

MANAGEMENT AND MEMBERSHIP

Section 2.1 Management of Company. The business and affairs of the Company shall be managed under the direction and by the approval of the Member. The Member shall have all power and authority to manage, and direct the management of, the business and affairs of the Company, and to make all decisions to be made by the Company. Approval by or on behalf of the Company, whether by consent of, or action taken by, the Member, shall constitute approval or action by the Company. Any person dealing with the Company shall be entitled to rely on a certificate or any writing signed by the Member as the duly authorized action of the Company. The Member has the power and authority to bind the Company.

Section 2.2 Written Consent. Any action requiring the vote, consent, approval or action of the Member may be taken by a consent in writing, setting forth the action so taken, by the Member.

Section 2.3 Books and Records. The Member shall keep proper and usual books and records pertaining to the business of the Company. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the State of Delaware, as the Member shall from time to time determine.

Section 2.4 Salary. No salary shall be paid to the Member for its duties set forth hereunder.

Section 2.5 Resignation. Subject to Section 4.1, the Member may resign from the Company.

Section 2.6 Limited Liability.

(a) Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

(b) To the extent that at law or in equity the Member shall have duties (including fiduciary duties) and liabilities to the Company, such duties and liabilities may be restricted by provisions of this Agreement. The Member shall not be liable to the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by the Member in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on the Member by this Agreement.

(c) The Member shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person as to the matters the Member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or net cash flow or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

(d) Any repeal or modification of this Section 2.6 shall not adversely affect any right or protection of the Member existing prior to such repeal or modification.

Section 2.7 Indemnification.

(a) The Company shall indemnify and hold harmless the 4ember and each of its affiliates, partners, officers, directors, shareholders, agents or employees (the “Indemnified Parties”) from and against any loss, expense, damage or injury suffered or sustained by the Indemnified Parties (or any of them) by reason of any acts, omissions or alleged acts or omissions arising out of its or their activities on behalf of the Company or in furtherance of the interests of the Company, including, but not limited to, any judgment, award, settlement, reasonable attorney’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that the acts, omissions or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were not performed or omitted fraudulently or in bad faith or as a result of gross negligence or willful misconduct by any such Indemnified Party; and provided further that such Indemnified Party reasonably believed that the acts, omissions, or alleged acts or omissions upon which such actual or threatened action, proceeding or claim is based were in the best interests of the Company. Such indemnification shall be made only to the extent of the assets of the Company.

(b) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Party (or any of them) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Indemnified Party (or any of them) to repay such amount if it shall be determined that the Indemnified Party is not entitled to be indemnified as authorized in this Section 2.7.

Section 2.8 Transfer of Interest. The Member may transfer or assign all or a portion of its interest in the Company. A transfer of limited liability company interests requires delivery of an endorsed certificate. Upon a transfer of the Member’s entire interest in the Company, such transferee or assignee shall be admitted as a member and shall become the “Member” for all purposes of this Agreement effective immediately prior to such transfer, upon its execution of a counterpart to this Agreement. Upon a transfer or assignment of less than the Member’s entire interest in the Company, the Member and such transferee or assignee shall amend this Agreement to reflect such transfer or assignment, or if the terms of such an amendment shall not be agreed upon, the transferring Member may elect to dissolve the Company in its sole discretion. Any transfer of limited liability company interests shall be effective upon registration of transfer in the Company’s books maintained for such purpose.

ARTICLE III

FISCAL MATTERS

Section 3.1 Deposits. All funds of the Company shall be deposited in an account or accounts in such banks, trust companies or other depositories as the Member may select.

Section 3.2 Financial Records. All financial records shall be maintained and reported using United States generally accepted accounting principles, consistently applied.

Section 3.3 Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December each year, unless otherwise determined by the Member.

Section 3.4 Agreements, Consents, Checks. Etc. All agreements, consents, checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company shall be signed by the Member or those persons authorized from time to time by the Member.

Section 3.5 Transactions with the Member. Except as provided in the Act, the Member may lend money to, borrow money from, act as surety, guarantor or endorser for, guarantee or assume one or more obligations of, provide collateral for, and transact other business with, the Company and has the same rights and obligations with respect to any such matter as a person who is not the Member.

Section 3.6 Contribution.

(a) The Member shall make the contribution described on Exhibit A (the “Initial Contribution”). If no time for the Initial Contribution is specified, the Initial Contribution shall be made upon the filing of the Certificate with the Secretary of State of Delaware. The value of the Initial Contribution shall be as set forth on Exhibit A. No interest shall accrue on any contribution and the Member shall not have the right to withdraw or be repaid any contribution except as provided herein.

(b) In addition to the Initial Contribution, the Member may make additional contributions. Except to the extent of any outstanding commitment of the Member to make a contribution, the Member shall not be obligated to make any additional contributions. The Member shall adjust the contribution reflected on Exhibit A at any time when the Member makes or promises to make a contribution to the Company.

(c) To the fullest extent permitted by the Act, the Member may revoke and extinguish any obligation to make any contribution hereunder by adjusting the contribution reflected on Exhibit A so as to subtract and remove any portion of the total contribution reflected thereon attributable to the contribution obligation being extinguished.

Section 3.7 Distributions. The Company may make distributions as determined by the Member from time to time in accordance with this Agreement; provided, however, that no distribution shall be declared and paid unless, after the distribution is made, the assets of the Company are in excess of the liabilities of the Company and such distribution does not violate the Act or other applicable law. The Member may, in its sole discretion, elect to receive a distribution from assets other than cash.

ARTICLE IV

LIQUIDATION

Section 4.1 Liquidating Events. The Company shall dissolve and commence winding up and liquidation only upon the first to occur of any of the following (“Liquidation Events”):

(a) the sale of all or substantially all of the property of the Company;

(b) the resignation of the Member or any other event that causes the last remaining member of the Company to cease to be a member of the Company, unless the business of the Company is continued in a manner permitted by the Act; or

(c) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act.

Section 4.2 Winding Up. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purpose of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Member. The Member shall not take any action which is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Member (or, in the event that the Member no longer exists, the person responsible for winding up the Member’s business and affairs) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities. The property of the Company shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient, shall be applied and distributed, subject to any reasonable reserves maintained for contingent, conditional or unmatured obligations of the Company, in the following order:

(a) first to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company’s debts and liabilities to creditors other than the Member;

(b) second, to the satisfaction (whether by payment or the making of reasonable provision for payment thereof) of all of the Company’s debts and liabilities to the Member; and

(c) the balance, if any, to the Member.

Section 4.3 Member’s Bankruptcy. The Member shall not cease to be the Member solely as a result of the occurrence of any of the following, and upon the occurrence of any such event, the business of the Company shall continue without dissolution:

(a) the Member makes an assignment for the benefit of creditors;

(b) the Member files a voluntary petition in bankruptcy;

(c) the Member is adjudged bankrupt or insolvent, or has entered against it an order of relief, in any bankruptcy or insolvency proceeding;

(d) the Member files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation;

(e) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature;

(f) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Member or of all or any substantial part of its properties;

(g) any proceeding against the Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation is not dismissed; or

(h) appointment of a trustee, receiver or liquidator of the Member.

ARTICLE V

MISCELLANEOUS

Section 5.1 Amendments. This Agreement may be altered, amended or repealed, or a new Agreement may be adopted, upon the consent of the Member.

Section 5.2 Merger and Conversion. The Company may be merged, consolidated or converted with or into any other entity upon the consent of the Member.

Section 5.3 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Member and its heirs, legatees, legal representatives, successors, transferees and assigns.

Section 5.4 Creditors. None of the provisions of this Agreement shall be for the benefit of or enforced by any creditor of the Company or the Member.

Section 5.5 Construction. The Member shall have the full power and authority to construe and interpret this Agreement.

Section 5.6 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 5.7 Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement.

Section 5.8 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

Section 5.9 Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Member, without regard to the principles of conflicts of laws.

[signature page follows]

IN WITNESS WHEREOF, the Member has executed this Amended and Restated Limited Liability Company Agreement as of the day first above set forth.

AFFINIA GROUP INC.

THOMAS H. MADDEN
SENIOR VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER

EXHIBIT A

TO THE AMENDED AND RESTATEDLIMITED LIABILITY COMPANY

AGREEMENT

OF

WIX FILTRATION CORP LLC

MEMBER NAME AND ADDRESS	CAPITAL CONTRIBUTIONS	LIMITED LIABILITY COMPANY INTERESTS

Affinia Group Inc. 1101 Technology Drive Ann Arbor, MI 48108	$10.00	100%

Exhibit B

THE INTERESTS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY STATE SECURITIES LAWS. ACCORDINGLY, SUCH INTERESTS MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT COMPLIANCE WITH SUCH ACT AND SUCH STATE SECURITIES LAWS, AND WIX FILTRATION CORP LLC MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO IT THAT NO VIOLATION OF SUCH ACT AND SUCH STATE SECURITIES LAWS WILL RESULT FROM: ANY PROPOSED SALE, TRANSFER, OR OTHER DISPOSITION OF SUCH INTERESTS.

ALL LIMITED LIABILITY COMPANY INTERESTS IN THE COMPANY SHALL BE “SECURITIES” WITHIN THE MEANING OF, AND GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE OF THE STATE OF NEW YORK.

No. 1

Wix Filtration Corp LLC

A Limited Liability Company under the laws of the State of Delaware

Certificate of Interest

This certifies that                      is the owner of a limited liability company interest in Wix Filtration Corp LLC (the “Company”) subject to the terms of the Amended and Restated Limited Liability Company Agreement dated as of July     , 2007 as the same may be amended from time to time in accordance with its terms (the “Operating Agreement”). The limited liability company interest evidenced hereby shall be the interest in the Company appearing on Exhibit A to the Operating Agreement set forth thereon, as the same may be amended from time to time in accordance with its terms.

THIS CERTIFICATE OF INTEREST MAY BE TRANSFERRED BY THE LAWFUL HOLDERS HEREOF ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE OPERATING AGREEMENT.

THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE OPERATING AGREEMENT.

WIX FILTRATION CORP LLC

Affmia Group Inc., sole member

By: